Exhibit (10)(I)(10)

TWELFTH AMENDMENT

TO

HARLEYSVILLE MUTUAL INSURANCE COMPANY

HARLEYSVILLE PREFERRED INSURANCE COMPANY

HARLEYSVILLE INSURANCE COMPANY OF NEW JERSEY

HARLEYSVILLE-ATLANTIC INSURANCE COMPANY

HARLEYSVILLE WORCESTER INSURANCE COMPANY

HARLEYSVILLE INSURANCE COMPANY OF NEW YORK

HARLEYSVILLE INSURANCE COMPANY OF OHIO

HARLEYSVILLE PENNLAND INSURANCE COMPANY

HARLEYSVILLE LAKE STATES INSURANCE COMPANY

HARLEYSVILLE INSURANCE COMPANY

PROPORTIONAL REINSURANCE AGREEMENT

This Twelfth Amendment to the Proportional Reinsurance Agreement is entered into by and between HARLEYSVILLE MUTUAL INSURANCE COMPANY, HARLEYSVILLE PREFERRED INSURANCE COMPANY F/K/A HURON INSURANCE COMPANY, HARLEYSVILLE INSURANCE COMPANY OF NEW JERSEY, HARLEYSVILLE-ATLANTIC INSURANCE COMPANY, HARLEYSVILLE WORCESTER INSURANCE COMPANY F/K/A WORCESTER INSURANCE COMPANY, HARLEYSVILLE INSURANCE COMPANY OF NEW YORK F/K/A NEW YORK CASUALTY INSURANCE COMPANY, HARLEYSVILLE INSURANCE COMPANY OF OHIO F/K/A GREAT OAKS INSURANCE COMPANY, HARLEYSVILLE PENNLAND INSURANCE COMPANY F/K/A PENNLAND INSURANCE COMPANY, HARLEYSVILLE LAKE STATES INSURANCE COMPANY F/K/A LAKE STATES INSURANCE COMPANY and HARLEYSVILLE INSURANCE COMPANY F/K/A MINNESOTA FIRE AND CASUALTY COMPANY.

This Amendment to the Proportional Reinsurance Agreement (“the Agreement”) between Harleysville Mutual Insurance Company (“HMIC”), Harleysville Preferred Insurance Company, Harleysville Insurance Company of New Jersey, Harleysville-Atlantic Insurance Company, Harleysville Worcester Insurance Company, Harleysville Insurance Company of New York, Harleysville Insurance Company of Ohio, Harleysville Pennland Insurance Company, Harleysville Lake States Insurance Company and Harleysville Insurance Company dated April 7, 1986, and amended June 30, 1987, December 30, 1988, November 22, 1989, March 19, 1990, August 9, 1993 (with revision dated August 2, 1994), March 16, 1995, March 18, 1996, March 3, 1997 (with Addendum dated March 3, 1997), March 4, 1998, January 7, 2008 and January 1, 2010 in which those companies created a common risk-sharing pool for their underwriting operations, has the following purposes:

A.	To cause HMIC to retain and not cede or retrocede, as the case may be, to the pool all workers compensation business written by HMIC and assumed by it from the other pool members with respect to all workers compensation policies that are either first effective or which renew on or after January 1, 2011 and the unearned portion of the policies in-force on January 1, 2011.

B.	To provide, upon the effective date of the termination of the Agreement, for the orderly run-off of all member company liabilities until the natural expiration or earlier cancellation of all policies ceded to the pool as of the termination date.

In consideration of the mutual agreements hereinafter set forth and contained in the Agreement, the parties hereby agree as follows:

1.	Paragraph 1.2 of Part III is deleted in its entirety and replaced by the following:

1.2	Commencing on the opening of business, HMIC will cede and the Subsidiaries will accept their proportionate share (as shown on Exhibit I) of the net liability on all insurance thereafter written by HMIC, including the net liability on the business assumed by HMIC under Paragraph 1.1 above. Notwithstanding anything in this Paragraph to the contrary, HMIC will retain, and will not cede or retrocede as the case may be to the Subsidiaries, one hundred percent (100%) of the net liability on all insurance classified by the companies as workers compensation business which is either written by HMIC or assumed by it under Paragraph 1.1 above on account of policies which are either first effective or renewed on or after January 1, 2011 and with respect to losses that occur on or after that date with respect to workers compensation policies that are then in-force.

2.	Paragraph 1.3 of Part III is deleted in its entirety and replaced by the following:

1.3	The parties hereto agree that all net premiums, losses and expenses on all insurance written by HMIC and assumed by it under Paragraph 1.1. above, shall be pro-rated between the parties in their proportionate share (as shown on Exhibit I). Notwithstanding anything in this Paragraph to the contrary, the parties agree that all net premiums, losses and expenses on all insurance classified by the companies as workers compensation business written by HMIC and assumed by it under Paragraph 1.1 above on account of policies that are first effective or renewed on or after January 1, 2011 and with respect to the unearned portion of the in-force policies as of January 1, 2011 shall be retained in their entirety by HMIC. In consideration of HMIC agreeing to retain all liabilities and expenses on account of all workers compensation losses that occur on or after January 1, 2011 on account of workers compensation policies that are in-force as of that date and which HMIC assumes from the Subsidiaries under Paragraph 1.1 above, the Subsidiaries shall pay and HMIC shall retain one hundred percent (100%) of the Subsidiaries’ net unearned premium reserve as of January 1, 2011 with respect to such policies less commission at a rate based upon the actual acquisition costs of such business on such date.

3.	Paragraph 2.2 is added to Part IV as follows:

2.2 At the termination effective date, each member reinsurer shall remain liable with respect to all policies in force at the effective date of the termination of this Agreement; however, the liability of each member company shall cease with respect to a loss or loss occurrence with a date of loss subsequent to the natural expiration or prior cancellation of each policy ceded, whichever first occurs. Should any ceded policy that is in-force as of the effective date of termination be extended or continued due to regulatory or other legal restrictions, this Agreement shall continue to apply to cover such policies until those policies naturally expire or are cancelled prior thereto and such regulatory or other legal restrictions no longer apply.

4.	This Twelfth Amendment and the Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

5.	No assignment, amendment, modification, or termination of the Proportional Reinsurance Agreement, this Twelfth Amendment or any of the amendments thereto shall be effective unless such assignment, amendment, modification or termination is (i) filed with the domiciliary regulator(s) at least 30 days prior to the proposed effective date, (ii) not disapproved by the domiciliary regulators, (iii) made in writing, and (iv) signed by the parties hereto.

6.	The Effective Date of this Twelfth Amendment shall be January 1, 2011.

7.	All other terms and conditions of the Proportional Reinsurance Agreement, as amended from time to time, shall remain the same.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to the Proportional Reinsurance Agreement to be executed by their duly authorized respective officers on this      day of December, 2010.

ATTEST:	HARLEYSVILLE MUTUAL INSURANCE COMPANY

BY:

ATTEST:	HARLEYSVILLE PREFERRED INSURNANCE COMPANY

BY:

ATTEST:	HARLEYSVILLE INSURANCE COMPANY OF NEW JERSEY

BY:

ATTEST:	HARLEYSVILLE-ATLANTIC INSURANCE COMPANY

BY:

ATTEST:	HARLEYSVILL WORCESTER INSURANCE COMPANY

BY:

ATTEST:	HARLEYSVILLE INSURANCE COMPANY OF NEW YORK

BY:

ATTEST:	HARLEYSVILLE INSURANCE COMPANY OF OHIO

BY:

ATTEST:	HARLEYSVILLE PENNLAND INSURANCE COMPANY

BY:

ATTEST:	HARLEYSVILLE LAKE STATES INSURANCE COMPANY

BY:

ATTEST:	HARLEYSVILLE INSURANCE COMPANY

BY: